Advaxis Prices $20.0 Million Public Offering Of Common Stock

PRINCETON, N.J. (February 22, 2018) – Advaxis, Inc. (NASDAQ:ADXS), a late-stage biotechnology company (“Advaxis” or the “Company”) focused on the discovery, development and commercialization of cancer immunotherapies, announced today the pricing of its previously announced underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $2.00 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Advaxis, are expected to be $20.0 million. In addition, Advaxis has granted the underwriters a 30-day option to purchase up to 807,697 additional shares of Advaxis common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about February 26, 2018, subject to customary closing conditions.

Jefferies and Guggenheim Securities are acting as joint book-running managers for the offering.

Advaxis intends to use the net proceeds from the public offering to fund its continued research and development initiatives in connection with expanding the Company’s product pipeline and for other general corporate purposes. This includes, but is not limited to (i) investment in ongoing clinical research with Axalimogene Filolisbac, ADXS-PSA and ADXS-NEO, both in monotherapy and combination therapy; (ii) expansion of research with Axalimogene Filolisbac, ADXS-PSA and ADXS-NEO to additional indications and collaborations; and (iii) progression of pre-clinical constructs, including but not limited to ADXS-HOT, into clinical research in both monotherapy and combination therapy.

The offering may be made only by means of a prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-216008) previously filed and declared effective by the Securities and Exchange Commission (SEC) on March 20, 2017. The preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering were filed with the SEC on February 21, 2018. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov, copies of which may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York, 10022, or by telephone at 877-547-6340, or by email at prospectus_department@jefferies.com or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, New York, 10017, or by telephone at (212) 518-9658, or by email to GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advaxis, Inc.

Advaxis, Inc. is a late-stage biotechnology company focused on the discovery, development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains integrate multiple functions into a single immunotherapy, and are designed to access and direct antigen presenting cells to stimulate anti-tumor T-cell immunity, activate the immune system with the equivalent of multiple adjuvants and simultaneously reduce tumor protection in the tumor microenvironment to enable the T cells to eliminate tumors. Advaxis has four franchises in various stages of clinical and near-clinical development: HPV-associated cancers, individualized neoantigen immunotherapy, cancer-specific hotspot mutation immunotherapies and prostate cancer.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to: statements regarding the closing and the anticipated use of proceeds from the offering. These forward-looking statements are subject to a number of risks, including market and other conditions, and the risk factors set forth from time to time in Advaxis’ SEC filings, including but not limited to its report on Form 10-K for the fiscal year ended October 31, 2017, which is available at http://www.sec.gov, as well as the risks identified or incorporated by reference in the registration statement and the prospectus supplement relating to the offering. Advaxis undertakes no obligation to publicly release the result of any revision to these forward-looking statements, which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

CONTACTS:

Company:
Advaxis, Inc.
Noelle Heber, (609) 250-7575
Sr. Director Corporate Communications and Government Affairs
Heber@advaxis.com

Media:
Stern Strategy Group
Brian Hyland, (908) 325-3891
Bhyland@sternstrategy.com

or

Rachel Auerbach, (908) 325-3898
Rauerbach@sternstrategy.com

Investors:
LHA Investor Relations
Anne Marie Fields, (212) 838-3777

afields@lhai.com

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